UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2016 (April 12, 2016)

Calpian, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02    Unregistered Sales of Equity Securities.

On April 12, 2016, Calpian, Inc. (the “Company”), the Company’s subsidiaries Calpian Commerce Inc. (“CCI”) and Calpian Residual Acquisitions LLP (“CRA”, and together with the Company and CCI, the “Sellers”), and eVance Processing, Inc. (“eVance”), a wholly-owned subsidiary of Excel Corporation (“Excel”) entered into a Price Adjustment Agreement (the “PAA”) pursuant to which the Company agreed to modify the eVance’s purchase price under that certain Asset Purchase Agreement (the “APA”) between the Sellers and eVance dated as of November 30, 2015. Under the PAA, the Sellers and eVance agreed to reduce the purchase price set forth in the APA by $1,395,084, accomplished by: (i) Calpian’s issuance to eVance of a $675,000 promissory note (the “Calpian Adjustment Note”); (ii) Calpian causing Laird Cagan, a director of the Company, to acknowledge the cancellation of a $720,084 note issued to Mr. Cagan by eVance in connection with the assumption of debt by eVance under the APA (the “eVance Note”) and the cancellation of a warrant to purchase 360,042 shares of Excel’s common stock; and (iii) Calpian’s issuance to Mr. Cagan of a promissory note in principal amount of $727,284.84 (the “Cagan Note”), reflecting Mr. Cagan’s surrender of the eVance Note and accrued interest thereunder. Furthermore, under the PAA, the Company agreed to pay eVance $125,798, in five monthly installments, which payment reflects the reimbursement of expenses incurred by eVance in connection with the APA.

As previously disclosed, pursuant to the APA, eVance acquired several residual portfolios of the Sellers on November 30, 2015. eVance, as successor under one of these residual purchase agreements underlying a purchased residual portfolio, sued a third party for breach of contract between the third party and Sellers and has claimed damages in excess of $1,500,000. eVance has agreed to apply any recovery from such litigation (less costs) against the principle balance of the Calpian Adjustment Note, up to a maximum of $675,000.

The Calpian Adjustment Note carries a 12% interest rate, which interest is payable on the 15th calendar day of each month, starting April 15, 2016 and has a maturity date of November 30, 2017. In order to secure the Calpian Adjustment Note, the Company issued, for deposit into escrow, 2,000,000 shares of the Company’s common stock, which shares will be returned to the Company upon satisfaction of the Calpian Adjustment Note or may be released, in whole or in part, in order to satisfy any defaulted obligations under the Calpian Adjustment Note.

The Cagan Note carries a 12% interest rate, which interest is payable monthly beginning on May 1, 2016, has a maturity date of December 31, 2017 and is secured by a general lien on all assets of the Company.

The foregoing description of the terms of the PAA, the Calpian Adjustment Note and the Cagan Note does not purport to be complete and is subject to, and qualified in its entirety by reference to, the PAA, the Calpian Adjustment Note and the Cagan Note which are filed herewith as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Price Adjustment Agreement between Calpian, Inc. and Excel Corporation
99.2	Promissory Note issued to eVance Processing, Inc.
99.3	Promissory Note issued to Laird Cagan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: April 18, 2016	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Price Adjustment Agreement between Calpian, Inc. and Excel Corporation
99.2	Promissory Note issued to eVance Processing, Inc.
99.3	Promissory Note issued to Laird Cagan